UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________________________________

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

DUKE Robotics Corp.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DUKE ROBOTICS CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 15, 2026

You are hereby notified that the annual meeting of shareholders of DUKE Robotics Corp., or the Company, will be held on December 15, 2026 at 15:00 local time, at Rooms, Floor No. 5, meeting room # 56 Hasolelim 1, Tel Aviv, Israel. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the annual meeting for the following purposes:

1.      To elect four directors to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

2.      To ratify the selection of Somekh Chaikin, a member firm of KPMG International, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026;

3.      To approve an amendment to the DUKE Robotics Corp. 2021 Equity Incentive Plan, to increase the number of common shares authorized for issuance thereunder by 220,000 shares, from 480,000 shares to 700,000 shares;

4.      To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

5.      To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of shareholders on the compensation of our named executive officers; and

6.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on October 22, 2026, as the record date for the meeting. Only shareholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on December 15, 2026:

The proxy statement, proxy card and Annual Report are also available at
https://dukeroboticsys.com/
Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
DUKE Robotics Corp., 10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel, 2069203, and/or via electronic mail to alevin@dukeroboticsys.com

Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at https://www.iproxydirect.com/DUKR.

You may vote via the internet at https://www.iproxydirect.com/DUKR and you may vote via the telephone 1-866-752-VOTE(8683) (toll free) and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your control number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,
/s/ Yiftach Kleinman
Yiftach Kleinman Chief Executive Officer
October 22, 2026

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

DUKE ROBOTICS CORP.
10 Ha’Rimon St.
Mevo Carmel, Science and Industry Park, Israel, 2069203

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by DUKE Robotics Corp., or the Company, to the holders of record of the Company’s outstanding common shares, $0.0001 par value per share, or the Common Shares, commencing on or about October 22, 2026. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of shareholders of the Company, or the Meeting, to be held on December 15, 2026 at 15:00. local time, at Rooms, Floor No. 5, meeting room #56 Hasolelim 1, Tel Aviv, Israel and at any adjournment or postponement thereof. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of share held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed October 22, 2026, as the record date for the Meeting, or the Record Date. Only shareholders of record on October 22, 2026 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On October 22, 2026, there were 3,425,978 issued and outstanding Common Shares. Each Common Share is entitled to one vote per share.

The Company’s bylaws provide that a quorum shall consist of the holders of at least a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If less than a majority of the outstanding voting power is represented at a meeting, a majority of the voting power represented by shares so present may adjourn the meeting, from time to time, without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Abstentions may be specified on all proposals. Abstentions will be counted as present for purposes of determining a quorum and will be counted as abstentions with respect to the applicable proposal. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome. The vote required for each proposal is described below under the applicable proposal. Abstentions and broker non-votes will have the effects described below.

All Common Share represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1, No. 3, No. 4, No. 5 and No. 6 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1, No. 3, No. 4, No. 5 and No. 6 without your instructions. Broker non-votes will be counted as present for purposes of determining a quorum and will be counted as not voting on the non-routine proposals in question. Other than for the purpose of establishing a quorum, broker non-votes will not be counted as having voting power and will therefore not affect the outcome of Proposals No. 1, No. 3, No. 4, No. 5 and No. 6 (as noted above, because Proposal No. 2 is considered routine, there will not be broker non-votes with respect to that proposal).

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the shareholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to shareholders for the fiscal year ended December 31, 2025, or Fiscal Year 2025, respectively, to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about October 22, 2026.

On the date of mailing the Notice of Internet Availability of Proxy Materials, shareholders will be able to access all of the proxy materials at https://www.iproxydirect.com/DUKR. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified. The Board has nominated Yariv Alroy, Erez Nachtomy, Eran Antebi and Keren Gousman Golan, each of whom is currently serving as a director of the Company, for election at the Meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of each of the four nominees named above. In the event that any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee named above will be unable to serve if elected. Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees and Executive Officers

The following information is furnished with respect to our executive officers and the persons nominated for election as directors.

Name	Age	Present Principal Employer and Prior Business Experience
Yariv Alroy	66

Mr. Alroy has been serving as a Director and Chairman since March 10, 2020. Mr. Yariv Alroy is the Managing Director of T.N.S.A Consulting and Management LTD., a private consulting services and investments firm. From 1989 to 1993 Mr. Alroy worked for an Israeli law firm, with his last position as a partner. From 1993 to 1997, Mr. Alroy served as COO of SHAHAL Medical Services, and from 1997 to 2000 as Managing Director of SHL International Ltd. From 2000 until January 2016 Mr. Alroy served as Co-CEO of SHL Telemedicine LTD a company in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India, Japan and Israel, traded in the Swiss Stock exchange (SWX:SHLTN). From December 2018 to August 2024 Mr. Alroy also served as member of the board of directors and Chairman of SHL Telemedicine. Yariv Alroy holds an LL.B from Tel Aviv University, Israel.

Mr. Alroy was selected to serve as Director and Chairman of our Board because of his senior leadership experience in global operations, publicly traded companies and capital markets, as well as his legal background, which the Board believes positions him to provide strategic oversight and corporate governance leadership.

Eran Antebi*	56

Mr. Antebi has been serving as a Director since March 10, 2020. Mr. Antebi currently provides strategic finance advisory and fractional CFO services. From 2022 to 2025 he served as the Senior Finance Director, Global End to End Surgery Supply Chain at Johnson & Johnson. From 2017 to 2022 he served as Finance Director Biosurgery Supply Chain at Johnson & Johnson. Prior to that he was CFO of SHL Telemedicine Ltd. (SWX:SHLTN) since 2008. Mr. Antebi joined SHL in May 2004 as CFO of Shahal Israel. Prior to joining SHL, from 2000 to 2004, Mr. Antebi was a manager with Ernst & Young in Israel. Mr. Antebi is a certified public accountant (CPA) in Israel and holds a B.A. in Accounting and Economics from Tel Aviv University, Israel.

Mr. Antebi was selected to serve on our Board because of his relevant financial experience and qualifications, including his expertise in areas the Board believes are important to the Company’s technology, product development and defense-related markets and operations.

Keren Gousman- Golan*	51

Ms. Gousman has been serving as a Director since March 18, 2025. Ms. Gousman has 25 years of extensive experience in managing operations and multi-disciplinary task teams. Until 2022 Ms. Gousman served as Head of the Field Unit at the Israeli Prime Minister Office. Following retirement from the Israeli Prime Minister Office and until 2024 she served as CEO of AIRNETTRESS, a baby mattress company that markets and sells the “numu® air™”. In 2024 she served as sales and business development executive for BARIKS, a company that developed portable and foldable oxygen pressure chamber for Hyperbaric Oxygen Therapy (HBOT). Ms. Gousman holds dual-major B.A., from Faculty of Social Sciences from the Tel Aviv University and M.B.A in Business Administration, specializing in Strategy and Business Entrepreneurship from the Ono Academic College.

Ms. Gousman Golan was selected to serve on our Board because of her relevant business and leadership experience and her contributions to Board oversight, including as a member of our independent committees.

Name	Age	Present Principal Employer and Prior Business Experience
Erez Nachtomy*	65

Mr. Nachtomy has been serving as a Director and Vice Chairman of the Board since March 10, 2020. Mr. Erez Nachtomy is the Managing Director of Ermi Nachtomy Assets Ltd., a private consulting services and investments firm. From May 2020 until September 2024 Mr. Nachtomy served as CEO of SHL Telemedicine Ltd. (SWX:SHLTN). From 1989 until 2001, Mr. Nachtomy practiced law as an associate in one of the leading law firms in Israel, becoming a partner in the firm in 1994 and later on promoted to a senior partner. In March 2001, Mr. Nachtomy joined the executive team of SHL Telemedicine Ltd. (SWX:SHLTN), as Vice President, and from January 2005 to December 2016 he served as Executive Vice President. SHL Telemedicine Ltd. is active in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India and Japan. From December 2018 to February 2024 Mr. Nachtomy also served as Member of the Board of SHL Telemedicine. Mr. Nachtomy holds an LL.B. from Tel Aviv University, Israel.

Mr. Nachtomy was selected to serve as Director and Vice Chairman of our Board because of his managerial and board-level experience and his expertise in strategic matters and publicly traded companies, which the Board believes strengthens its oversight of operations, capital markets matters and corporate strategy.

Yiftach Kleinman	56

Mr. Kleinman has served as Chief Executive Officer of the Company since September 8, 2026. Prior to his appointment, he served as Chief Executive Officer of SpearUAV Ltd. from June 2023 through its acquisition by UVision Air Ltd. in 2025. Prior to joining SpearUAV, Mr. Kleinman served in various executive leadership positions at Rafael Advanced Defense Systems Ltd., including Deputy General Manager, Subsidiaries, Mergers & Acquisitions from June 2019 to June 2023 and Director of Marketing and International Business Development from May 2010 to June 2019. Mr. Kleinman holds a Master of Business Administration with a specialization in International Marketing and a Bachelor of Science in Business Administration with a specialization in Marketing from the University of Manchester.

Yossef Balucka	57

Mr. Balucka served as Chief Executive Officer of the Company from March 2021 until September 2026 and has served as President of the Company since March 2021. Prior to entering the private sector, Mr. Balucka served for twenty-five years in various field and headquarters positions in the Israeli Navy and retired as Colonel. Following his retirement from the Israeli Navy, between 2014 to 2016, Mr. Balucka served as a senior executive and management member for retail and customer service at Partner Communications Ltd. (TASE:PTNR), one of the leading mobile telecommunications companies in Israel. From 2017 to 2019 Mr. Balucka served as the CEO of Electra Technologies Ltd., a division of Electra Ltd. (TASE:ELTR), which is active in the fields of integrated electro-mechanical and construction. Since 2019 Mr. Balucka is the owner of T.R. Eshkolot Com Services Ltd., providing global strategic consulting services. Mr. Balucka holds a BA in Economics and Business Administration and an MA in Social Sciences from the Haifa University, and MA in Public Administration from the Bar Ilan University.

Avi Levin	51

Mr. Levin was appointed as Chief Financial Officer of the Company effective October 1, 2026. He previously served as Chief Financial Officer of RAD Data Communications from 2023 to 2025. Prior to joining RAD Data Communications, Mr. Levin served as Chief Financial Officer for BlackSwan Technologies from 2021 to 2023 and as Chief Financial Officer for Ability Inc. from 2015 to 2020. Mr. Levin holds a Master of Business Administration from New York University Stern School of Business, a Bachelor of Arts from Ben Gurion University and is a Certified Public Accountant in both the United States and Israel.

Name	Age	Present Principal Employer and Prior Business Experience
Vadim Maor	54

Mr. Maor was appointed as CTO of the Company on March 18, 2025. Prior to that, he provided research and development, or R&D, services to the Company during 2024. Mr. Maor is an experienced head of R&D and technology operations in the computer software industry, possessing strong professional skills in product and technology development (IT & SaaS) and enterprise architecture design. Since 2019 Mr. Maor has been the CEO of OSYM Technologies Ltd., a private technology consulting and services company. Between 2011 and 2018 he was co-founder and CEO of WiseSec, a private company that developed advanced mobile platform micro-location solutions. From 2001 to 2010 Mr. Maor was a director at Rafael Advanced Defense Systems, and prior to that he worked at the MOD — Israeli Ministry of Defense and at IMI — Israeli Military Industries. Mr. Maor holds a B.A. in Near and Middle Eastern Studies from the Hebrew University of Jerusalem, Israel.

____________

*        The Board determined that each director identified with an asterisk above is “independent” as defined by applicable SEC rules and Nasdaq listing standards. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF Somekh chaikin, a member firm of KPmg international, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee of the Board, or the Audit Committee, has selected Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm, or the Independent Auditors, for the current fiscal year, subject to ratification by our shareholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Neither our by-laws, our other governing documents, nor other law requires shareholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The fees for services provided by our Independent Auditors in the last two fiscal years were as follows:

	Fiscal year ended December 31, 2025	Fiscal year ended December 31, 2024
Audit Fees	$105,000	$105,000
Audit-Related Fees
Tax Fees	10,000	10,000
All Other Fees
Total Fees	$115,000	$115,000

Audit Fees.    Consists of fees for professional services rendered by our principal auditor for the audit of our annual financial statements and the review of financial statements included in our Forms 10-Q or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees.”

Tax Fees.    Consists of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice and tax planning.

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.      pre-approved by our Audit Committee; or

2.      entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

As of December 31, 2025, we have incurred approximately $105,000 in audit fees for fiscal year 2025 payable to Somekh Chaikin, a member firm of KPMG International. These fees have been paid in full through installments.

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of the Independent Auditors for the fiscal year ending December 31, 2026.

The Board recommends a vote “FOR” the ratification of the selection of Somekh Chaikin, a member firm of KPMG International, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN

At the Annual Meeting, our shareholders will be asked to approve an amendment, or the Plan Amendment, to the Company’s 2021 Plan, to increase the number of Common Shares authorized for issuance under the 2021 Plan by 220,000 shares, from 480,000 shares to 700,000 shares. The Plan Amendment is attached to this proxy statement as Annex A and is incorporated herein by reference.

The 2021 Plan was originally approved by our Board on May 27, 2021. On March 18, 2025, the Board approved an increase in the number of shares available for issuance under the 2021 Plan from 4,800,000 shares to 9,000,000 shares, which amounts were subsequently adjusted to 192,000 shares and 360,000 shares, respectively, in connection with the Company’s 1-for-25 reverse share split effected, or the Reverse Share Split, on March 6, 2026. On March 10, 2026, the Board approved an increase in the number of shares available under the 2021 Plan from 360,000 to 480,000 shares, and also approved an adjustment to the number of shares under the 2021 Plan and the numbers of options and per-option exercise price of the options that were already granted pursuant to the Company’s 1-for-25 reverse share split.

On October 21, 2026, the Board approved the Plan Amendment, subject to shareholder approval, to increase the number of Common Shares authorized for issuance under the 2021 Plan by 220,000 shares, from 480,000 shares to 700,000 shares.

The proposed increase is intended to ensure that the Company has a sufficient number of shares available under the 2021 Plan to continue to provide equity-based incentives to eligible participants. The Board believes that the ability to grant equity-based awards is important to the Company’s ability to attract, retain and motivate employees, directors and other eligible service providers and to align their interests with those of our shareholders.

As of October 22, 2026, 469,774 shares were subject to outstanding awards under the 2021 Plan and 10,226 shares remained available for future grants under the 2021 Plan.

If the Plan Amendment is approved by our shareholders, 220,000 additional Common Share will become available for issuance under the 2021 Plan, increasing the aggregate number of shares authorized for issuance thereunder from 480,000 shares to 700,000 shares.

A summary of the material terms of the 2021 Plan, as proposed to be amended, is set forth below.

Reasons for the Plan Amendment

The purpose of the 2021 Plan is to encourage employees, directors and consultants of the Company and its subsidiaries to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its subsidiaries and in the Company’s future growth through the granting of equity ownership opportunities and incentives based on the Common Shares.

The Board believes that equity-based compensation is an important component of the Company’s compensation program because it provides eligible participants with an opportunity to acquire a proprietary interest in the Company, aligns their interests with the interests of our shareholders and provides incentives to contribute to the Company’s long-term success.

The Board believes that the increase in the number of shares available under the 2021 Plan is appropriate and in the best interests of the Company and its shareholders in order to provide the Company with sufficient flexibility to continue granting equity-based awards to attract, retain and incentivize eligible participants.

Summary of the 2021 Plan

The following is a summary of the material terms of the 2021 Plan, as proposed to be amended.

Administration.    The 2021 Plan is administered by the Board or, in the discretion of the Board, a committee or subcommittee of the Board composed of at least two members of the Board, or the Committee. The Committee has authority to adopt, amend and rescind rules and regulations relating to the administration of the 2021 Plan, interpret the 2021 Plan and awards granted thereunder, select participants and determine the terms and conditions of awards.

Eligibility.    Awards under the 2021 Plan may be granted to employees, directors and other persons who render services of special importance to the management, operation or development of the Company or a subsidiary and who have contributed or may be expected to contribute materially to the success of the Company or a subsidiary.

Shares Subject to the 2021 Plan.    The 2021 Plan currently authorizes an aggregate of 480,000 Common Shares for issuance pursuant to awards, from either authorized but unissued shares or treasury shares. If the Plan Amendment is approved by our shareholders, the number of shares authorized for issuance under the 2021 Plan will increase by 220,000 shares, from 480,000 shares to 700,000 shares.

Common Shares underlying awards that fail to settle, vest or be fully exercised prior to expiration or other termination will again become available for grant under the 2021 Plan. The number of shares available under the 2021 Plan is also subject to adjustment in accordance with the terms of the 2021 Plan upon certain changes in the Company’s capitalization.

Types of Awards.    The 2021 Plan provides for the grant of nonqualified stock options, restricted stock and restricted stock units, or RSUs.

Options.    The Committee may grant non-qualified options under the 2021 Plan. Unless otherwise determined by the Committee, an option has a term of ten years from its date of grant. The exercise price of an option may not be less than the fair market value of the Common Share on the date the option is granted. Options may vest and become exercisable in the manner and subject to the conditions, including performance-related conditions, determined by the Committee and set forth in the applicable option agreement.

Unless otherwise provided by the Committee, an option vests as to one-third of the shares subject to the option on the first anniversary of the grant date, with the remaining two-thirds vesting ratably over the following eight quarters, beginning at the end of the first quarter following the first anniversary of the grant date.

Stock Awards.    The Committee may grant awards in the form of Common Shares, with or without restrictions, including restricted stock and RSUs. The Committee may impose conditions and restrictions on stock awards, including performance-based and time-based vesting conditions, holding requirements and sale restrictions.

RSUs may be settled in cash, Common Shares or a combination of cash and Common Shares, as determined by the Committee at the grant date and set forth in the applicable award agreement.

Adjustments for Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off or other similar change in capitalization or event, or certain other dividends or distributions, the number and class of securities available under the 2021 Plan and the terms of outstanding awards are subject to equitable adjustment as the Committee determines appropriate.

As described above, the Company effected a 1-for-25 Reverse Share Split on March 6, 2026, and the number of shares available under the 2021 Plan and the number of shares and exercise prices applicable to outstanding awards were adjusted to reflect the Reverse Share Split.

Reorganization Events.    Upon certain mergers, consolidations, transfers or dispositions of all of the Company’s Common Shares, sales or dispositions of all or substantially all of the Company’s assets, or a liquidation or dissolution of the Company, the Committee may, subject to the terms of the 2021 Plan and applicable award agreements, take certain actions with respect to outstanding awards, including providing for assumption or substitution of awards, termination of awards, acceleration of exercisability or vesting, cash payments in respect of awards or a combination of such actions.

Amendment and Termination.    The Board may amend the 2021 Plan at any time. Except as otherwise provided in the 2021 Plan or an applicable award agreement, an amendment may not adversely affect outstanding awards without the consent of the applicable participant. No awards may be made under the 2021 Plan after May 26, 2031, although the Board may terminate the 2021 Plan earlier.

Israeli Addendum.    The 2021 Plan includes an Israeli Addendum that forms an integral part of the 2021 Plan and applies to participants who are residents of Israel for Israeli tax purposes and who are employees of, or provide services to, the Company or its wholly owned subsidiary, Duke Airborne Systems Ltd. The Israeli Addendum supplements the 2021 Plan, including for purposes of complying with applicable Israeli tax laws, including Sections 102 and 3(i) of the Israeli Income Tax Ordinance [New Version] — 1961, as amended, or the Tax Ordinance. In the event of a conflict between the 2021 Plan and the Israeli Addendum, the Israeli Addendum governs.

Under the Israeli Addendum, the Company may designate options as Section 102 trustee options, Section 102 non-trustee options or Section 3(i) options. Section 102 trustee and non-trustee options may be granted only to eligible employees of the Company or its subsidiary who are not controlling shareholders, while Section 3(i) options may be granted to other participants, including controlling shareholders. Section 102 trustee options are held by an Israeli Tax Authority-approved trustee on behalf of the applicable participant during the applicable statutory holding period. The Company has elected the capital gains tax route for Section 102 trustee options, subject to applicable Israeli law.

The Israeli Addendum also addresses, among other matters, eligibility, trustee arrangements, the applicable tax route, exercise terms, tax withholding and payment obligations and transfer restrictions applicable to awards granted thereunder.

U.S. Tax Treatment.    The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

Non-Qualified Options

A participant realizes no taxable income when a Non-Qualified Option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income when the Option is exercised. The difference is measured and taxed as compensation income (subject to income and employment tax reporting and withholding) as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Share Awards below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of a Non-Qualified Option, but it is entitled to a tax deduction when a participant recognizes compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Share Awards

A person who receives an award of shares without any restrictions will recognize compensation income equal to the fair market value of the shares over the amount (if any) paid. If the shares are subject to restrictions, the recipient generally will not recognize compensation income at the time the award is received but will recognize compensation income when restrictions constituting a substantial risk of forfeiture lapse, including satisfying any accelerated vesting conditions as a result of “retirement.” The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the U.S. Internal Revenue Code (the “Code”), on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions. All such taxable amounts are deductible by the Company at the time and in the amount of the compensation income recognized by the recipient.

Restricted Share Units

A person who receives RSUs generally will not recognize compensation income at the time of grant. Rather, the recipient will generally recognize compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the RSUs settle generally shortly after vesting, although further deferral may be permitted. When any shares received are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares

(generally, the compensation income recognized when acquired plus any amount paid). The capital gain or loss will be long-term if the shares are held for more than one year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the recipient recognizes compensation income.

Dividends

The full amount of dividends or other distributions of property made with respect to share awards before the lapse of any applicable restrictions will constitute compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) has been made). Cash dividends are generally not available with respect to Options and RSUs until exercised or settled, respectively.

Additional federal tax

After an award has been settled, a shareholder holding Common Shares may be required to pay a 3.8% tax with respect to his or her net investment income, including dividends on and gains from the sale or other disposition of our Common Shares, to the extent that his or her total modified adjusted gross income exceeds applicable thresholds.

Section 162(m) and 409A of the Code

Under Section 162(m) of the Code, our deduction for compensation is limited to $1,000,000 for the principal executive officer, the principal financial officer and the three other most highly compensated executive officers in the year (and subsequent years even if no longer in one of those positions or categories). It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Committee and our Board reserve the right to pay non-deductible compensation when appropriate.

It is the intention of the Company that no payment or entitlement pursuant to the Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the 2021 Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Code.

Israeli Tax Treatment. The following is a general summary of certain Israeli income tax consequences applicable to awards granted under the Israeli Addendum and does not purport to be complete.

Israeli Addendum

The Israeli Addendum permits the grant of options under Section 102 and Section 3(i) of the Israeli Income Tax Ordinance [New Version] — 1961, as amended. The Company has elected the capital gains tax route with respect to Section 102 trustee options, subject to the requirements of applicable Israeli law. The tax treatment of an award will depend on, among other things, the status of the participant, the type of award, the applicable tax route and compliance with the applicable holding, trustee and other requirements. Participants should consult their own tax advisors regarding the Israeli tax consequences applicable to their awards.

New Plan Benefits

The number and terms of awards that will be granted under the 2021 Plan in the future are subject to the discretion of the Board or the Committee and are not presently determinable. Accordingly, the benefits or amounts that will be received by or allocated to eligible participants under the 2021 Plan following approval of the Plan Amendment are not presently determinable.

Effect of Shareholder Approval

If our shareholders approve the Plan Amendment, the number of Common Share authorized for issuance under the 2021 Plan will increase from 480,000 shares to 700,000 shares.

If our shareholders do not approve the Plan Amendment, the Plan Amendment will not become effective, and the 2021 Plan will remain in effect in accordance with its existing terms, with 480,000 Common Share authorized for issuance thereunder.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan not approved by security holders	179,876	20.33	180,124

Required Vote

The affirmative vote of the holders of a majority of the Common Shares having voting power present in person or represented by proxy shall be sufficient for the approval of the Plan Amendment.

The Board recommends a vote “FOR” the approval of an amendment to the Company’s 2021 Equity Incentive Plan

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

Our compensation policies and procedures are centered on a pay-for-performance philosophy, and we believe that they are strongly aligned with the long-term interests of our shareholders. Our compensation program is designed to attract, motivate, and retain the key executives who drive our success. Compensation that rewards excellence and reflects performance, and alignment of that compensation with the interests of long-term shareholders, are key principles of our compensation program design. Although we have made and will continue to make improvements to our compensation program from time to time, these key principles have been unchanged for many years.

We support the principle that our corporate governance policies, including our executive compensation program, should be responsive to shareholder concerns. This principle is embodied in a non-binding, advisory vote that gives you as a shareholder the opportunity to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including, among other things, our executive compensation objectives, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. We value the opinions of our shareholders and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect any existing compensation awards of any of our executive officers, including our Named Executive Officers.

As discussed above, our executive compensation program is designed:

•        to demand and reward excellence from each of our executive officers and from the management team as a whole;

•        to align our interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging unnecessary or unreasonable risks;

•        to further link executive and shareholder interests through equity-based compensation and long-term stock ownership arrangements;

•        to recognize and reward excellence in an executive’s performance in the furtherance of our goals and objectives without undertaking unnecessary or excessive risk; and

•        to attract and retain high caliber executive and employee talent.

We encourage you to consider the detailed information provided in the Summary Compensation Table and the tables and other information that follow it. The Board will review the advisory voting results and will take them into account in making future executive compensation decisions.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Nevada law) shall be determined by a majority of the votes cast affirmatively or negatively, the affirmative vote of a majority of the Common Share present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the Say-On-Pay Proposal, which is non-binding on the Company.

At the Annual Meeting a vote will be taken on a non-binding advisory proposal to approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the Compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 5 — a non-binding advisory proposal on the frequency of the SHAREHOLDER advisory vote on executive compensation

Summary

Our shareholders are entitled to cast an advisory vote at the Annual Meeting regarding how frequently shareholders should consider and cast an advisory vote to approve the compensation of our Named Executive Officers. Under the Dodd-Frank Act, at least every six years, the Company is required to seek an advisory (non-binding) shareholder vote regarding the frequency of the “say-on-pay” vote. The Dodd-Frank Act specifies that shareholders be given the opportunity to vote on the compensation paid to our Named Executive Officers every year, every two years or every three years. Although this vote is advisory and non-binding, our Board will review voting results and give serious consideration to the outcome of such voting. We have not previously held an advisory (non-binding) shareholder vote regarding the frequency of the “say-on-pay” vote.

We believe that a three-year frequency is preferable for such vote because an annual or even biennial frequency creates the risk of relying upon hindsight to an unwarranted degree in evaluating the amount of executive compensation paid in one particular year. Our financial results in any particular year can be significantly impacted by factors beyond management’s control and for which our executives deserve neither credit nor blame, such as difficulties in forecasting in volatile economic conditions, or unexpected changes in the markets for our products and those of our customers. The determination of whether our executives’ compensation is closely tied to performance and properly rewards excellence is best viewed over a multi-year period.

In addition, a three-year frequency would lead to more thoughtful change, if we received an advisory vote disapproving of our executive compensation program. We would use the time to fully understand the specific shareholder concerns that led to that vote and to develop and consider alternatives. We would likely implement any resulting changes on a prospective basis beginning not earlier than the year following the shareholder vote in any case. This means that few if any of the changes would be reflected in the executive compensation reported in the Proxy Statement for the next shareholders’ meeting. If the vote is held on a three-year frequency, the additional time will lead to more informed changes and the creation of sufficient compensation data to permit meaningful evaluation of any changes.

The Board values and encourages constructive dialogue with our shareholders on compensation and other important governance topics. The Board currently believes that providing shareholders with an advisory vote on our executive compensation philosophy, policies and procedures every three years will enhance the value of shareholder communication by encouraging a longer-term focus. We note that shareholders will also be asked to express their views whenever we adopt or materially amend our executive equity compensation plans, and that shareholders can express their views to management or the Board at any time by contacting the Company secretary.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Nevada law) shall be determined by a majority of the votes cast affirmatively or negatively. The frequency receiving the greatest number of votes cast (one year, two years or three years) will be considered the frequency preferred by our shareholders. As to this proposal, a shareholder may: (i) vote in favor of every 1 YEAR as the frequency, (ii) vote in favor of every 2 YEARS as the frequency; (iii) vote in favor of every 3 YEARS as the frequency, or (iv) “ABSTAIN” with respect to the proposal.

Note that the proxy card provides for the four choices identified above and that you are not voting to approve or disapprove the Board’s recommendation. You should check only one alternative. The Board will consider the results of this advisory vote in determining the frequency of similar advisory votes in the future but is not bound by the results of the vote.

The outcome of this advisory vote will be determined by whichever of the choices (every three years, every two years or every year) receives the greatest number of votes cast. If at the most recent shareholder frequency vote a single frequency (i.e., three years, two years or one year) receives the support of a majority of the votes cast and we adopt a frequency that is consistent with that choice, we may exclude from future proxy statements any shareholder proposals that recommend a different frequency.

The Board recommends a vote for “THREE YEARS” as the frequency of future advisory votes on the compensation of our Named Executive Officers.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held 8 meetings and took action by written consent 2 times during Fiscal Year 2025. Throughout this period, each member of our Board who was a director in Fiscal Year 2025 attended or participated in 100% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each director served during the periods such director served.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each of these committees consists solely of independent directors. We have adopted written charters for the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, which are available on our website, www.dukeroboticsys.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee is composed of three independent directors: Eran Antebi (Chairman of the Audit Committee and the Company’s audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K), Keren Gousman Golan and Erez Nachtomy. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Compensation Committee

The Compensation Committee is composed of three independent directors: Eran Antebi, Keren Gousman Golan and Erez Nachtomy. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

The Compensation Committee meets in executive session to determine the compensation of the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Eran Antebi, Keren Gousman Golan and Erez Nachtomy, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of shareholders or special meeting of shareholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of shareholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Governance and Nominating Committee will not select nominees through mechanical application of specified criteria. Rather, the Governance and Nominating Committee will consider such factors as it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Governance and Nominating Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s shareholders and procedures for submission by shareholders of director nominee recommendations.

In appropriate circumstances, the Governance and Nominating Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of our Articles of Incorporation, as amended, and amended bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Governance and Nominating Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Governance and Nominating Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Governance and Nominating Committee will be empowered to investigate any matter brought to its attention.

Director Nominations

The Governance and Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Governance and Nominating Committee is responsible for overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from shareholders recommending individuals to any of our independent directors. Therefore, we do not yet have a policy regarding the consideration of any director candidates recommended by shareholders. In Fiscal Year 2025, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from shareholders for Board nominees. All of the nominees for election for the 2026 annual meeting of shareholders are current members of our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Code of Ethics

We uphold a set of basic values to guide our actions and are committed to maintaining the highest standards of business conduct and corporate governance. Effective March 9, 2020, we adopted an Amended and Restated Code of Business Conduct and Ethics for directors, officers (including our principal executive officer and principal financial officer) and employees, which, in conjunction with our Certificate of Incorporation, and Bylaws, as amended (the “Bylaws”) form the framework for governance of the Company. The Code of Ethics and Business Conduct, Bylaws and Articles of Incorporation are available at our corporate offices. Shareholders may request free printed copies of these documents from:

Insider Trading Policy

We have adopted an insider trading policy, or the Policy, governing the purchase, sale and other transactions in our securities that applies to our directors, executive officers, employees, and other covered persons, including immediate family members and entities controlled by any of the foregoing persons, as well as by the Company itself.

The Policy prohibits, among other things, insider trading and certain speculative transactions in our securities (including short sales, buying puts and selling calls and other hedging or derivative transactions in our securities) and establishes a regular blackout period schedule during which directors, executive officers, employees, and other covered persons may not trade in the Company’s securities, as well as certain pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in our securities.

We believe that the Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.

Procedures for Contacting Directors

The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or a specific director at any time by writing to: DUKE Robotics Corp., 10 HaRimon Street, Mevo Carmel Science and Industrial Park, Israel, 2069203, Attention: Avi Levin. We review all messages received, and forward any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board.

Attendance at Special and Annual Shareholder Meetings

We encourage our directors to attend our special and annual shareholders meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year(3)	Salary ($)(4)	Non-Equity Plan Compensation ($)	Bonus ($)	Share-based Awards ($)(7)	All Other Compensation ($)	Total ($)
Yossef Balucka(1) –	2024	110,549		31,830	—	0	142,379
President and Former Chief Executive Officer	2025	140,107	0	0	215,291	0	355,398
Shlomo Zakai(2) –	2024	22,957	0	0	—	0	22,957
Former Chief Financial Officer	2025	48,784	0	0	10,765	0	59,549

____________

(1)      Mr. Balucka served as the Company’s CEO until September 8, 2026, and continues to serve as the Company’s President.

(2)      Mr. Zakai served as the Company’s CFO until September 30, 2026, and continues to serve as the Company’s Controller.

Employment Agreements

Chief Executive Officer

On June 7, 2026, the Company entered into an employment agreement, or the Kleinman Employment Agreement, with its Chief Executive Officer, Yiftach Kleinman, effective as of September 8, 2026. Pursuant to the terms of the Kleinman Employment Agreement, Mr. Kleinman will receive a gross monthly base salary of NIS 80,000 (approximately $27,600). In addition, Mr. Kleinman will be eligible to receive an annual cash bonus opportunity of up to twelve monthly salaries, consisting of (i) an annual performance bonus of up to six monthly salaries based on Company performance and the achievement of goals and objectives and (ii) a special cash bonus of up to six monthly salaries based on Company performance and achievement of significant milestones, in each case subject to the Company’s compensation policy and approval procedures. Mr. Kleinman will also be eligible to receive a specific bonus for calendar year 2026, equal to two monthly salaries.

The Kleinman Employment Agreement may be terminated by either the Company or Mr. Kleinman upon 90 days’ prior written notice. Subject to the approval of the applicable corporate bodies and the 2021 Plan, Mr. Kleinman is also entitled to receive an option to purchase 53,600 Common Shares. The option will have a six-year term and will vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following 24 months. The exercise price will equal the average closing price of the Common Shares during the 30 trading days immediately preceding the grant date. Unvested options will accelerate upon certain change-of-control transactions.

Chief Financial Officer

On September 15, 2026, the Company entered into a Personal Employment Agreement, or the Levin Employment Agreement, with Avi Levin, pursuant to which Mr. Levin will serve as Chief Financial Officer of the Company and its subsidiaries, effective October 1, 2026. Pursuant to the Levin Employment Agreement, Mr. Levin will receive a gross monthly base salary of NIS 52,250 (approximately $17,115) and a gross monthly expense allowance of NIS 2,500 (approximately $820). Mr. Levin will also be eligible to receive an annual performance bonus of up to eight monthly salaries, subject to the discretion of the Board. The Company will also make contributions toward severance compensation, a pension fund and a study fund. The Levin Employment Agreement may be terminated by either the Company or Mr. Levin upon one month’s prior written notice during the initial six months of the employment term and upon two months’ prior written notice thereafter. Mr. Levin will also be subject to customary confidentiality, intellectual property assignment and non-competition provisions.

In connection with Mr. Levin’s appointment, the Board approved a grant to Mr. Levin of stock options to purchase up to 35,000 Common Shares pursuant to the 2021 Plan and the terms of the Levin Employment Agreement. The options will have a six-year term and will vest over three years, with one-third (33.33%) vesting on the first anniversary of the grant date and the remaining unvested options vesting quarterly over the following 24 months. The exercise price will equal the average closing price of the Common Shares over the 30 trading days immediately preceding the applicable grant date.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans, except for those we are obligated to maintain pursuant to the Israeli law, under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options or restricted shares at the discretion of our Board in the future.

Outstanding Equity Awards at the End of Fiscal Year 2025

There are no outstanding equity awards for the year ended December 31, 2025.

Long-Term Incentive Plans-Awards in Last Fiscal Year

We have no long-term incentive plans, other than the 2021 Plan.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our former CEO and our former CFO and certain financial performance of the Company for each of the Fiscal Year 2025, Fiscal Year 2024 and the fiscal year ended December 31, 2023, or Fiscal Year 2023.

Fiscal Year	Summary Compensation Table Total for Former CEO	Compensation Actually Paid to Former CEO(1)	Summary Compensation Table Total for Former CFO	Compensation Actually Paid to Former CFO(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss
2025	$355,398	353,496	59,549	59,453	204	1,241,000
2024	$142,379	140,782	22,957	24,904	125	985,000
2023	$118,431	116,755	37,947	37,961	83	726,000

____________

(1)      The amounts represent compensation paid to Mr. Yossi Balucka, who served as the Company’s Chief Executive Officer until September 8, 2026, and continues to serve as the Company’s President, and Mr. Shlomi Zakai, who served as the Company’s Chief Financial Officer until October 1, 2026, and continues to serve as the Company’s Controller. See “Executive Compensation — Summary Compensation Table” for certain other compensation and awards granted to Messrs. Balucka and Zakai for each of the Fiscal Years 2025, 2024 and 2023.

Compensation actually paid to our former CEO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our Former CEO	2025	2024	2023
Total Compensation in the Summary Compensation Table	$355,398	142,379	118,431
Deduction for Amounts Reported under the “Share-based Awards” Column in the Summary Compensation Table	(215,291)	—	—
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	213,389	—	—
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(2)	—	—	—
Increase/deduction for Awards Granted During Prior Fiscal Year, with market condition for vesting, that were Outstanding and Unvested as of Applicable Fiscal Year End	—	—	—
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	—	—	(2,250)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	—	(1,597)	574
Deduction of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year	—	—	—
Total Adjustments	(1,902)	(1,597)	(1,676)
Compensation Actually Paid to our Former CEO	$353,496	140,782	116,755

Compensation actually paid to our former CFO represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our Former CFO	2025	2024	2023
Total Compensation in the Summary Compensation Table	$59,549	22,957	37,947
Deduction for Amounts Reported under the “Share-based Awards” Column in the Summary Compensation Table	(10,765)	—	—
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	10,669	—	—
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date(2)	—	—	—

Adjustments to Determine Compensation “Actually Paid” to our Former CFO	2025	2024	2023
Increase/deduction for Awards Granted During Prior Fiscal Year, with market condition for vesting, that were Outstanding and Unvested as of Applicable Fiscal Year End	—	—	—
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	—	—	49
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	—	1,947	(35)
Deduction of Awards Granted During Prior Fiscal Year that were Forfeited During Applicable Fiscal Year	—	—	—
Total Adjustments	(96)	1,947	14
Compensation Actually Paid to our Former CFO	$59,453	24,904	37,961

Relationship Between Financial Performance Measures

The relationship between the compensation actually paid to our CEO, the compensation actually paid to our CFO, and the compensation actually paid to our former CEO, with (i) our cumulative total shareholder return, or TSR, and (ii) our net loss, in each case, for the fiscal years ended December 31, 2025, 2024 and 2023 is described as follows:

Director Compensation

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2025:

Name(4)	Fees Earned or Paid in Cash ($)(2)	Stock-based Awards ($)(3)	Total ($)
Yariv Alroy	60,249	—	60,249
Sagiv Aharon (former director)	59,844	—	59,844
Erez Nachtomy	120,313	—	120,313
Eran Antebi	11,246	—	11,246
Keren Gousman Golan	8,509	12,411	20,920

As of December 31, 2025, we had outstanding equity awards held by our non-executive directors, as follows:

Name	Total of options granted and outstanding	Total unvested options
Yariv Alroy	—	—
Sagiv Aharon (former director)	4,800	—
Erez Nachtomy	8,000	—
Eran Antebi	4,800	—
Keren Gousman Golan	4,800	4,800
Total	22,400	4,800

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2025.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed the audited financial statements for Fiscal Year 2025 with management; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for the Fiscal Year 2025, for filing with the SEC.

By the Audit Committee of the Board of
Directors of DUKE Robotics Corp.

Eran Antebi, Chairman
Keren Gousman Golan Erez Nachtomy

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal years ended December 31, 2024 and 2025, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our 2027 Annual Meeting, must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 14a-8, a shareholder proposal intended for inclusion in our proxy materials for the 2027 Annual Meeting must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date on which our proxy statement for the 2026 Annual Meeting was first released to shareholders. Accordingly, assuming that this proxy statement is first released to shareholders on October 22, 2026, such proposals must be received by us no later than June 24, 2027.

Shareholders who wish to present a proposal at our 2027 Annual Meeting of shareholders without inclusion of such proposal in our proxy materials, must comply with the advance notice and other requirements set forth in our Bylaws.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 16, 2027. If the date of our 2027 Annual Meeting is changed by more than 30 calendar days from December 15, 2027, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which the Company first publicly announces the date of the 2027 Annual Meeting.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of October 22, 2026 (unless provided herein otherwise), with respect to holdings of our Common Shares by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of the total number of our Common Shares outstanding as of such date; (2) each of our directors; (3) each of our named executive officers; and (4) all of our directors and our executive officers as a group. The information in the following table is based on information furnished to the Company (including by the persons named in the table), Company records, or publicly available reports filed with the SEC (including Schedule 13G and Schedule 13D). The Company has not independently verified information contained in filings made by third parties with the SEC.

Unless otherwise indicated, the address of Directors and Named Executive Officers listed below is c/o DUKE Robotics Corp., 10 Ha’Rimon St., Mevo Carmel, Science and Industry Park, Israel, 2069203.

Name of Beneficial Owner	Beneficial Number of Shares(1)		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Yariv Alroy Chairman of the Board of Directors	232,531	(2)	6.79%
Erez Nachtomy Vice Chairman of the Board of Directors	60,673	(3)	1.77%
Eran Antebi Director	4,800	(4)	*%
Keren Gousman Golan Director	1,600	(5)	*%
Yiftach Kleinman Chief Executive Officer	—		—
Yossef Balucka President and Former Chief Executive Officer	31,333	(6)	*%
Avi Levin Chief Financial Officer	—		—
Vadim Maor Chief Technology Officer	11,667	(7)	*%
Shlomo Zakai Former Chief Financial Officer	2,667	(8)	*%
Directors and Executive Officers as a group (8 persons)	340,937	(9)	9.94%
5% Shareholders
Afek Trading – Kadosh and Razi Ltd	296,956	(10)	8.67%
Y.D More Investments Ltd.	740,000	(11)	19.91%
Sagiv Aharon	200,983	(12)	5.86%

____________

*        less than 1%

(1)      Based on 3,425,978 Common Shares issued and outstanding as of October 22, 2026. Except as otherwise indicated, we believe that the beneficial owners of the Common Shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)      Consists of 232,531 shares of common stock held directly by Yariv Alroy.

(3)      Consists of (i) 52,673 shares of common stock held directly by Erez Nachtomy and (ii) 8,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(4)      Consists of 4,800 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(5)      Consists of 1,600 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(6)      Consists of (i) 18,000 shares of common stock held directly by Yossef Balucka and (ii) 13,333 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(7)      Consists of 11,667 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 22, 2026.

(8)      Consists of 2,667 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(9)      Consists of (i) 303,204 shares of common stock beneficially owned by the Company’s directors and executive officers as a group and (ii) 37,733 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 22, 2026.

(10)    Consists of 296,956 shares of common stock held directly by Afek Trading — Kadosh and Razi Ltd.

(11)    Consists of (i) 450,000 shares of common stock held directly by Y.D More Investments Ltd. and (ii) 290,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

Excludes 160,000 shares of common stock underlying warrants, which are subject to a 19.99% beneficial ownership limitation. Pursuant to the terms of the warrants, the holder may not exercise such warrants to the extent that, after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would beneficially own more than 19.99% of the Company’s outstanding common stock.

(12)    Consists of (i) 196,183 shares of common stock held directly by Sagiv Aharon and (ii) 4,800 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at DUKE Robotics Corp., 10 Ha’Rimon St., Mevo Carmel, Science and Industry Park, Israel, 2069203 or by phone at +972545707050, or by email at info@dukeroboticsys.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT https://www.iproxydirect.com/DUKR OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-866-752-VOTE(8683) AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUEST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors
/s/ Yiftach Kleinman
Yiftach Kleinman
Chief Executive Officer

Mevo Carmel Science and Industrial Park, Israel

October 22, 2026

Annex A

Duke Robotics Corp.

Amendment to 2021 Equity Incentive Plan

WHEREAS, DUKE Robotics Corp. (the “Company”) maintains the DUKE Robotics Corp. 2021 Equity Incentive Plan, as previously amended (the “Incentive Plan”);

WHEREAS, pursuant to Section 12 of the Incentive Plan, the Company’s Board of Directors (the “Board”) may amend the terms of the Incentive Plan; and

WHEREAS, the Board and the Compensation Committee of the Board have determined that it is in the best interests of the Company to further amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 220,000, from 480,000 to 700,000.

NOW, THEREFORE, effective upon approval by the Company’s stockholders, the Plan is hereby amended as follows:

1.      Section 3 of the Incentive Plan is deleted in its entirety and replaced with the following:

“3. STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be 700,000, from either authorized but unissued shares or treasury shares. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan.

The reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 9.”

2.      In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

Annex A-1

DUKE ROBOTICS CORP.

ANNUAL MEETING OF SHAREHOLDERS

December 15, 2026

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DUKE ROBOTICS CORP.

The undersigned shareholder of DUKE Robotics Corp. (the “Company”) hereby appoints Avi Levin, the Company’s Chief Financial Officer, and Yiftach Kleinman, the Company’s Chief Executive Officer, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of shareholders of the Company (the “Shareholders Meeting”) to be held at Rooms, Floor No. 5, meeting room #56, Hasolelim 1, Tel Aviv, Israel on December 15, 2026 at 15:00 local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2, NO. 3, NO. 4 AND “THREE YEARS” FOR PROPOSAL NO. 5.

VOTE VIA THE INTERNET: https://www.iproxydirect.com/DUKR

VOTE VIA THE TELEPHONE: 1-866-752-VOTE(8683) (toll free) and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

DUKE ROBOTICS CORP.

December 15, 2026

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
https://www.iproxydirect.com/DUKR. Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2, NO. 3, NO. 4
AND “THREE YEARS” FOR PROPOSAL NO. 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders Meeting.	1.

Proposal No. 1 — Election of Directors:

To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the shareholders and until their successors shall have been duly elected and qualified:

			FOR	AGAINST	ABSTAIN
		Yariv Alroy	☐	☐	☐
		Erez Nachtomy	☐	☐	☐
		Eran Antebi	☐	☐	☐
		Keren Gousman Golan	☐	☐	☐
2.

Proposal No. 2 — To ratify the selection of Somekh Chaikin, a member firm of KPMG International, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

			☐	☐	☐
	3.	Proposal No. 3 — To approve an amendment to the DUKE Robotics Corp. 2021 Equity Incentive Plan to increase the total number of common shares authorized for issuance under the 2021 Plan;	☐	☐	☐
	4.	Proposal No. 4 — To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers;	☐	☐	☐
	5.	Proposal No. 5 — To approve a non-binding advisory proposal on the frequency of the shareholder advisory vote on executive compensation; 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN ☐

To change the address on your account, please check the box on the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	MARK “X” ON THE RIGHT IF YOU PLAN TO ATTEND THE MEETING.	☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.